Company Press Release

Internet Stock Market Resources, Inc. announces Dionics, Inc. as newest member.

St. Petersburg, Fl. June 25 Internet Stock Market Resources, Inc. (OTC BB: ISMR) is announcing the addition of Dionics Inc., (OTC BB: DION) to it's listed member organization.

Dionics, Inc. has been able to accomplish a dramatic turnaround by combining relentless internal belt-tightening and creative external debt-restructuring which allowed enough time for new product developments to start gaining marketplace interest. The company has now become a major supplier of Solid State Relays for the AirBus flight control systems, as well as a growing source for micro-sized MOSFET-drivers for Implantable Cardiac Defribillators.For on-line investor information on DION go to: http://www.internetstockmarket.com/corpprof/d/dion.html For general investor relations call: Bernard Kravitz (516) 997-7474 or visit website at: http://www.dionics-usa.com

To receive UPDATES on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Additional clients of Internet Stock Market Resources, Inc. who receive on-line investor relations services include: Bat California (OTC BB: BAAT), Industrial Rubber Innovations, (OTC BB: IRIB), Steroidogenesis Inhibitors (OTC BB: STGI), Viking Capital Group Inc. (OTC BB: VGCP), First Florida Communications (OTC BB:
FFCI), Aquagen International, Inc (OTC BB: AQGN), and Protech Communications (OTC BB: PCTU).

Internet Stock Market Resources, Inc, herewith states that no other company mentioned in this release is related to Dion, Inc. nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., please contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com

Source: Internet Stock Market Resources, Inc.

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.